First Amendment Agreement
      AMP Incorporated Supplemental Benefit Trust Agreement

     This FIRST AMENDMENT AGREEMENT (the "Amendment") is made this 25th day of September, 1997 by and between AMP Incorporated, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("AMP"), and Dauphin Deposit Bank and Trust Company, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania (the "Trustee").

     WITNESSETH:

     WHEREAS, AMP and the Trustee entered into a Supplemental Benefit Trust Agreement on April 1, 1997 (the "Agreement") under which AMP established with the Trustee certain funded Trusts, Fee Trusts and Shortfall Trusts, as defined in the Agreement, to provide both a source of payment of benefits to be provided to designated participants under certain supplemental retirement and life insurance plans, deferred compensation plans and severance arrangements and a source of payment of fees incurred by either the Trustee in the administration of the Trusts or by said participants in enforcing their rights under the Agreement;

     WHEREAS, pursuant to Section 12.1 of the Agreement AMP may, from time to time, amend the provisions of the Agreement without the written consent of Trustee, provided that such amendments do not make the Agreement revocable or increase the duties of the Trustee, and Trustee has agreed pursuant to Section
12.2 to execute any amendment agreements that may be necessary to give effect to said amendments; and

     WHEREAS, AMP desires to amend the Agreement as hereinafter set forth, which amendments neither render the Agreement revocable nor increase the duties of the Trustee.

     NOW, THEREFORE, in consideration of the premises and the agreements and covenants contained herein, AMP and the Trustee, intending to be legally bound hereby, agree as follows:

     1. Section 16.3(c) of the Agreement is amended to delete the term "50%" in subpart (A) thereof and to substitute the term "66 2/3%" in lieu thereof.

     It is expressly understood and agreed that, except as provided above, all terms, conditions and provisions contained in the Agreement shall remain in full force and effect and without any further change or modification whatsoever.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ATTEST:________________________              AMP Incorporated
       Corporate Secretary
                                  By: __________________________________

                                Title:__________________________________


                                      Dauphin Deposit Bank and Trust
ATTEST:_______________________            Company (as Trustee)
           Secretary
                                  By: __________________________________

                                Title:__________________________________